UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report		November 18, 2003

SURGICARE, INC. (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16587 (Commission File Number)	58-1597246 (IRS Employer Identification No.)

12727 Kimberly Lane, Suite 200
HOUSTON, TEXAS 77024
(Address of principal executive offices)

(713) 973-6675
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On November 18, 2003, SurgiCare, Inc., a Delaware corporation, issued a press release announcing that it has entered into agreements relating to business combinations with three other companies, an equity investment and a recapitalization that will result in a new healthcare services company named Orion HealthCorp., Inc. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     The following is a list of exhibits filed as part of this Form 8-K.

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger dated November 18, 2003 by and among SurgiCare, Inc., IPS Acquisition, Inc. and Integrated Physician Solutions, Inc
2.2	Letter of Intent dated November 18, 2003 among Dennis Cain Physician Services, Inc., Medical Billing Services, Inc. and SurgiCare, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of SurgiCare, Inc.
4.1	Stock Subscription Agreement dated November 18, 2003 among SurgiCare, Inc. and Brantley Partners IV, L.P.
4.2	Debt Exchange Agreement dated November 18, 2003 among SurgiCare, Inc., Brantley Venture Partners III, L.P. and Brantley Capital Corporation
99.1	Press release dated November 18, 2003. SurgiCare, Inc. Announces Recapitalization and Combinations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGICARE, INC.

Date: November 18, 2003	By:	/s/ Keith LeBlanc Keith LeBlanc President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger dated November 18, 2003 by and among SurgiCare, Inc., IPS Acquisition, Inc. and Integrated Physician Solutions, Inc.
2.2	Letter of Intent dated November 18, 2003 among Dennis Cain Physician Services, Inc., Medical Billing Services, Inc. and SurgiCare, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of SurgiCare, Inc.
4.1	Stock Subscription Agreement dated November 18, 2003 among SurgiCare, Inc. and Brantley Partners IV, L.P.
4.2	Debt Exchange Agreement dated November 18, 2003 among SurgiCare, Inc., Brantley Venture Partners III, L.P. and Brantley Capital Corporation
99.1	Press release dated November 18, 2003. SurgiCare, Inc. Announces Recapitalization and Combinations.